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                                                                     EXHIBIT 5.1

                                November 13, 2003

Progenics Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591


Dear Ladies and Gentlemen:

        We have acted as counsel to Progenics Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-3 pursuant to Rule 462(b) under the Securities Act of 1933 (the "462(b) Registration Statement"), relating to the public offering of 237,500 shares (the "Shares") of the Company's Common Stock, par value $.0013 per share (the "Common Stock"). The 462(b) Registration Statement, as amended, incorporates by reference the contents of the Registration Statement on Form S-3, File No. 333-107010 (the "Prior Registration Statement"). The Prior Registration Statement includes, and the 462(b) Registration Statement incorporates by reference, a prospectus and prospectus supplement (collectively, the "Prospectus"), which, taken together, contemplate an underwritten public offering of up to 3,737,500 shares of Common Stock.

        In connection with this opinion, we have examined the 462(b)Registration Statement, the Prior Registration Statement, the Prospectus, the Company's Certificate of Incorporation and Bylaws, each as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

         1. The issuance of the Shares has been lawfully and duly authorized; and

         2. When the Shares have been issued, delivered and sold upon the terms stated in the 462(b) Registration Statement and the Prospectus, the Shares will be legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion as Exhibit 5.1 to the 462(b) Registration Statement and to the references to this firm on the cover of the 462(b) Registration Statement and under the heading "Legal Matters" in the Prospectus.


                                                     Very truly yours,

                                                     /s/ DEWEY BALLANTINE LLP

                                                     DEWEY BALLANTINE LLP